Exhibit 99

Press Release

Contacts

Industry Information	Investor Relations
Mariann McDonagh	Alan Roden
(631) 962-9430	(631) 962-9304
mariann.mcdonagh@verintsystems.com	alan.roden@verintsystems.com

Verint Closes Acquisition of

ECtel’s Communications Interception Business

MELVILLE, N.Y., March 31, 2004 – Verint Systems Inc. (NASDAQ: VRNT), a leading provider of analytic software-based solutions for communications interception, networked video security and surveillance, and business intelligence, today announced that it has completed the previously announced acquisition of certain assets and liabilities comprising ECtel Ltd’s communications interception business (NASDAQ: ECTX).

“We are delighted to close this strategic acquisition and expand our portfolio of communication interception solutions for both the government and law enforcement markets,” said Dan Bodner, President and CEO of Verint Systems. “We plan on fully integrating the acquisition into Verint’s Communications Interception business and will be offering a broader range of actionable intelligence solutions to our combined set of customers.”

The acquisition provides Verint with additional communications interception capabilities for the mass collection and analysis of voice and data communications. These technologies will be integrated into Verint’s portfolio of communications interception solutions and offered to Verint’s global customer base of government and law enforcement agencies.

About Verint Systems Inc.

Verint Systems Inc., headquartered in Melville, New York, is a leading provider of analytic software-based solutions for communications interception, digital video security and surveillance, and enterprise business intelligence. Verint software, which is used by over 1,000 organizations in over 50 countries worldwide, generates actionable intelligence through the collection, retention and analysis of voice, fax, video, email, Internet and data transmissions from multiple communications networks. Verint is a subsidiary of Comverse Technology, Inc. (NASDAQ: CMVT). Visit us at our website www.verint.com.

Verint Closes the Acquisition of

ECtel’s Communications Interception Business

March 31, 2003

Note: Certain statements concerning Verint’s future revenues, earnings per share, results or prospects are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: changes in the demand for Verint’s products; further decline in information technology spending; risks associated with acquiring and integrating the assets and business acquired from ECtel including products and technologies, as well as retaining key employees and customers, which could result in a substantial diversion of management resources, the incurrence of contingent liabilities, amortization of certain identifiable intangible assets, research and development write-offs and other acquisition-related expenses; the uncertainty of customer acceptance of Verint’s products; Verint’s lengthy and variable sales cycle makes it difficult to predict operating results; dependence on contracts with governments for a significant portion of Verint’s revenues; markets for Verint’s products failing to develop; risks that Verint’s intellectual property rights may not be adequate to protect its business; risks associated with rapidly changing technology and the ability of Verint to introduce new products on a timely and cost-effective basis; inability to maintain relationships with value added resellers and systems integrators; risks associated with Verint’s ability to retain existing personnel and recruit and retain qualified personnel; risks associated with changes in the competitive or regulatory environment in which Verint operates; risks associated with significant foreign operations, including fluctuations in foreign currency exchange rates; risks associated with Comverse Technology, Inc. controlling Verint’s business and affairs; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of Verint with the Securities and Exchange Commission. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Verint’s website at www.verint.com. Verint makes no commitment to revise or update any forward-looking statements.

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Verint, the Verint word mark, STAR-GATE, RELIANT, LORONIX and ULTRA are trademarks of Verint Systems Inc. Other names may be trademarks of their respective owners.